Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-182156 on Form S-8 of our report dated June 27, 2014, which appears in this Annual Report on Form 11-K of the Savings Plan of Carpenter Technology Corporation Effective January 1, 2012 for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Reading, Pennsylvania

June 27, 2014